                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 30, 1998
                                                   ------------------



                             BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


Delaware                             1-8712                       62-0721803
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)                 Identification
incorporation)                                                      No.)


                             55 East Camperdown Way
                                 P.O. Box 1028
                        Greenville, South Carolina 29602
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (864) 271-7733
                                                           --------------


         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 1998, Bowater Pulp and Paper Canada Inc. ("BPPCI"), an indirect subsidiary of Bowater Incorporated ("Bowater"), sold its Dryden, Ontario pulp and paper mill and related assets to Weyerhaeuser Canada Ltd. ("Weyerhaeuser Canada") and its parent company Weyerhaeuser Company ("Weyerhaeuser"). The sale was made pursuant to an Asset Purchase Agreement dated August 4, 1998, by and between BPPCI, Bowater, Weyerhaeuser Canada and Weyerhaeuser. The aggregate consideration of C$790 million (approximately US $520 million) was determined by arms-length negotiation between the parties. The transaction included BPPCI's Dryden, Ontario uncoated free sheet paper mill, Dryden kraft pulp mill, Dryden studmill, Ear Falls, Ontario sawmill and related sales offices. Related timber-cutting rights were transferred along with the production facilities.

         A copy of the related press release issued by Bowater on September 30, 1998, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements of businesses acquired:

                 Not applicable.

         (b)   Pro forma financial information:

                 The required pro forma financial information is filed herewith.

         (c)   Exhibits

                  Exhibit No.                 Description

                  2.1 Asset Purchase Agreement dated August 4, 1998, by and between Bowater Pulp and Paper Canada Inc., Bowater Incorporated, Weyerhaeuser Canada Ltd. and Weyerhaeuser Company. Schedules have been omitted but will be furnished supplementally to the Commission upon request.

                  2.1.1 Amending Agreement made September 30, 1998, by and between Bowater Pulp and Paper Canada Inc., Bowater Incorporated, Weyerhaeuser Canada Ltd. and Weyerhaeuser Company.

                  99.1     Press release dated September 30, 1998.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Date: October 15, 1998


                                    BOWATER INCORPORATED
                                    (Registrant)


                                    By: /s/ Michael F. Nocito
                                        -----------------------------------
                                    Name:   Michael F. Nocito
                                    Title:  Vice President and Controller

                                 EXHIBIT INDEX

                  The following exhibits are filed herewith:


                  Exhibit No.                  Description

                  2.1 Asset Purchase Agreement dated August 4, 1998, by and between Bowater Pulp and Paper Canada Inc., Bowater Incorporated, Weyerhaeuser Canada Ltd. and Weyerhaeuser Company. Schedules have been omitted but will be furnished supplementally to the Commission upon request.

                  2.1.1 Amending Agreement made September 30, 1998, by and between Bowater Pulp and Paper Canada Inc., Bowater Incorporated, Weyerhaeuser Canada Ltd. and Weyerhaeuser Company.

                  99.1     Press release dated September 30, 1998.

                              BOWATER INCORPORATED

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


The following unaudited pro forma condensed combined financial statements give effect to the Transactions (i.e. the acquisition of Avenor and the disposition of Avenor's Dryden, Ontario mill). The acquisition was accounted for using the purchase method of accounting, whereby the total cost of the acquisition was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. Since management's plans for the combined company included selling certain assets of the Dryden, Ontario mill upon closing, these amounts were classified as assets held for sale in these unaudited pro forma condensed combined financial statements, and the disposition of these assets resulted in no gain or loss recognition. For purposes of the unaudited pro forma condensed combined financial statements, allocations have been made based upon management's estimates. Accordingly, the allocations of the purchase price included in the unaudited pro forma condensed combined financial statements are preliminary.

The unaudited pro forma condensed combined statements of operations were prepared as if the Transactions occurred as of the beginning of the periods presented (i.e. January 1, 1997), and the unaudited pro forma condensed combined balance sheet was prepared as if the Transactions occurred as of June 30, 1998. These statements do not purport to represent what the results of operations or financial position of Bowater would actually have been if the Transactions had in fact occurred on the applicable date. In addition, these statements do not project the results of operations or financial position of Bowater for any future date or period and do not reflect the benefits expected to be realized or any restructuring charges resulting from the Transactions. The unaudited pro forma condensed combined financial statements should be read together with the historical consolidated financial statements and related notes of Bowater and Avenor.

                              BOWATER INCORPORATED
             PRO FORMA CONDENSED COMBINED BALANCE SHEET - UNAUDITED
                                 June 30, 1998
                              (in millions of US$)

                                                                                  Pro Forma Adjustments            Pro Forma
                                                 Bowater     Avenor (2)        Increases         Decreases         Combined
                                                 -------     ----------        ---------         ---------         ---------
Assets
    Current assets
       Cash and cash equivalents....        $     420.5         108.9                 --           168.0 (3)           361.4
       Marketable securities........               25.3            --                 --                                25.3
       Accounts receivable, net.....              201.0         207.7                 --            32.5 (4)           376.2
       Inventories..................              104.8         130.5                 --            42.1 (4)           193.2
       Other current assets.........               16.6           2.4                 --             0.2 (4)            18.8
                                            -----------      --------          ---------         -------           ---------
              Total current assets..              768.2         449.5                 --           242.8               974.9

    Timber and timberlands..........              382.1          18.5               75.0 (3)                           475.6
    Fixed assets....................            1,541.7       1,155.8              424.7 (3)       306.0 (4)         2,816.2
    Assets held for sale............                 --            --              162.4 (3)       520.0 (4)              --
                                                                                   357.6 (4)          --                  --
    Intangible assets...............                 --            --              767.4 (3)          --               767.4
    Investment in subsidiary........                 --          20.7                 --              --                20.7
    Deferred tax asset..............                 --          14.5                 --              --                14.5
    Other assets....................               80.2          61.4                 --             5.9 (4)           135.7
                                            -----------     ---------           --------         -------           ---------
              Total assets..........        $   2,772.2       1,720.4            1,787.1         1,074.7             5,205.0
                                            ===========     =========           ========         =======           =========
Liabilities & Shareholders' Equity
    Current liabilities
       Short-term borrowings........        $        --          20.7              625.0 (3)        520.0 (4)          125.7
       Current installments of long-
          term debt.................                1.8           5.6                 --               --                7.4
       Accounts payable and accrued
          liabilities...............              175.1         162.0               30.0 (3)         28.6 (4)          338.5
       Other current liabilities....               16.4           5.7                 --               --               22.1
                                            -----------     ---------           --------            -----          ---------
              Total current liabilities           193.3         194.0              655.0            548.6              493.7

    Long-term debt, net of current
       installments.................              756.2         748.9              200.0 (3)           --            1,705.1
    Other long-term liabilities.....              169.2         160.1                 --              0.5 (4)          328.8
    Deferred income taxes...........              348.7          42.9              175.6 (3)(5)        --              567.2
                                            -----------     ---------           --------         --------          ---------
              Total liabilities.....            1,467.4       1,145.9            1,030.6            549.1            3,094.8

    Minority interests in subsidiaries            115.9          23.2                 --               --              139.1
    Commitment and contingencies....                 --            --                 --               --                 --
    Shareholders' Equity
       Preferred stock..............               25.5            --                --                --               25.5
       Common stock.................               45.2         595.4              12.3 (3)         595.4 (3)           57.5
       Exchangeable shares..........               -             -                183.6 (3)            --              183.6
       Additional paid-in capital...              571.9         342.5             586.3 (3)         342.5 (3)        1,158.2
       Retained earnings............              743.3        (386.6)            386.6 (3)            --              743.3
       Equity adjustments...........              (20.8)           --                --                --             (20.8)
       Treasury stock...............             (176.2)           --                --                --            (176.2)
                                            -----------     ---------           -------          --------           --------
              Total shareholders' equity        1,188.9         551.3           1,168.8             937.9            1,971.1
              Total liabilities and         -----------     ---------           -------          --------           --------
                  shareholders' equity      $   2,772.2       1,720.4           2,199.4           1,487.0            5,205.0
                                            ===========     =========           =======          ========           ========


  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

                              BOWATER INCORPORATED
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                      For the Year Ended December 31, 1997
                 (in millions of US$, except per share amounts)

                                                                                   Pro Forma Adjustments            Pro Forma
                                             Bowater          Avenor (2)        Increases         Decreases         Combined
                                           ----------         ----------        ---------         ---------         ---------
Net sales     ......................       $  1,484.5            1,385.3               --             263.1 (4)       2,606.7
Cost of sales ......................          1,106.8            1,147.3               --             218.6 (4)       2,035.5
Depreciation, amortization and
    cost of timber harvested........            169.8              123.3             44.2 (6)          22.3 (4)         315.0
Restructuring/impairment charges....               --              207.8           -                     --             207.8
                                           ----------         ----------        ---------         ---------         ---------


       Gross profit (loss)..........            207.9              (93.1)           (44.2)             22.2              48.4
Selling and administrative expense..             72.2               56.1           -                    5.5 (4)         122.8
                                           ----------         ----------        ---------         ---------         ---------
       Operating income (loss)......            135.7             (149.2)           (44.2)             16.7             (74.4)

Other expense (income):
    Interest income.................            (21.5)                --               --              (7.2)(7)         (14.3)
    Interest expense................             67.5               90.4              0.9 (4)          12.6 (6)         152.5
              ......................                                                  6.3 (7)
    Gain on sale of assets..........             (0.8)            (146.0)              --                --            (146.8)
    Equity interest in unconsolidated
       subsidiary...................               --                1.4               --                --               1.4
    Other, net......................              1.0               88.2              7.8 (4)            --              97.0
                                           ----------         ----------        ---------         ---------         ---------
       Income (loss) before income
          taxes, minority interests
          and extraordinary charges              89.5             (183.2)           (59.2)             11.3            (164.2)
    Income tax expense (benefit)....             33.1              (31.3)              --               3.1 (6)         (16.0)
                                                                                                        9.6 (4)
                                                                                                        5.1 (7)

    Minority interests in net income of
       subsidiaries.................              2.7                2.4               --                --               5.1
                                           ----------         ----------        ---------         ---------         ---------
       Income (loss) before
          extraordinary charges.....       $     53.7             (154.3)           (59.2)             (6.5)           (153.3)
                                           ==========         ==========        =========         =========         =========
Per share amounts:
    Basic average common shares
       outstanding..................             40.3                                16.1 (3)                            56.4
                                           ==========                           =========                           =========
    Basic income (loss) before
       extraordinary charges (9)....       $     1.26                                                              $    (2.77)
                                           ==========                                                               =========

    Diluted average common and
       common equivalent shares
       outstanding..................             40.8                                16.1 (3)(8)        0.5 (8)    $     56.4
                                           ==========                           =========         =========         =========

    Diluted income (loss) before
       extraordinary charges (9)....       $     1.25                                                              $    (2.77)
                                           ==========                                                               =========



  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

                              BOWATER INCORPORATED
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                     For the Six Months Ended June 30, 1998
                 (in millions of US$, except per share amounts)


                                                                               Pro Forma Adjustments            Pro Forma
                                         Bowater          Avenor (2)        Increases         Decreases         Combined
                                        ---------         ----------        ---------         ---------         ---------
Net sales     ......................    $   778.9           601.1                  --             151.8 (4)       1,228.2
Cost of sales ......................        554.8           451.7                  --             122.8 (4)         883.7
Depreciation, amortization and
    cost of timber harvested........         88.3            48.1                22.1 (6)          15.6 (4)         142.9
Restructuring/impairment charges....           --                                                                      --
                                        ---------         -------           ---------         ---------         ---------
       Gross profit (loss)..........        135.8           101.3               (22.1)             13.4             201.6
Selling and administrative expense..         31.1            15.3                                   2.6 (4)          43.8
                                        ---------         -------           ---------         ---------         ---------
       Operating income (loss)......        104.7            86.0               (22.1)             10.8             157.8

Other expense (income):
    Interest income.................        (12.7)             --                  --              (4.4)(7)          (8.3)
    Interest expense................         33.2            35.0                 3.2 (7)           6.3 (6)          65.1
    Gain on sale of assets..........        (21.1)             --                  --                --             (21.1)
    Equity interest in unconsolidated
       subsidiary...................           --            (1.9)                 --                --              (1.9)
    Other, net......................         21.1            39.6                  --                --              60.7
       Income (loss) before income
           taxes, minority interests
                                        ---------         -------           ---------         ---------         ---------
           and extraordinary charges.        84.2            13.3               (25.3)              8.9              63.3
    Income tax expense (benefit)....         32.0            12.0                  --               4.1 (4)          35.4
              ......................                                                                1.6 (6)
              ......................                                                                2.9 (7)
    Minority interests in net income of
       subsidiaries.................          8.6            (0.4)                 --                --               8.2
                                        ---------         -------           ---------         ---------         ---------
       Income (loss) before
          extraordinary charges.....    $    43.6             1.7               (25.3)              0.3              19.7
                                        =========          ======           =========         =========         =========
Per share amounts:
    Basic average common shares
       outstanding..................         40.5                                16.1 (3)                            56.6
                                        =========                           =========                           =========
    Basic income (loss) before
       extraordinary charges (9)....    $    1.05                                                                 $   .33
                                        =========                                                               =========
    Diluted average common and
       common equivalent shares
       outstanding..................         41.2                                16.1 (3)(8)                      $  57.3
                                        =========                           =========                           =========
    Diluted income (loss) before
       extraordinary charges (9)....    $    1.03                                                                 $   .32
                                        =========                                                               =========


  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

                              BOWATER INCORPORATED

           Notes to Pro Forma Condensed Combined Financial Statements

                (in millions of U.S. $, unless otherwise noted)


1.     Major Assumptions

       These unaudited pro forma condensed combined financial statements present results of operations as if the acquisition of Avenor and the disposition of the Dryden, Ontario mill (the Transactions) occurred as of January 1, 1997 and financial position as if the Transactions occurred June 30, 1998. Major assumptions embodied within these statements are as follows:

       - Bowater acquired all of the outstanding common stock of Avenor at C$35 per share, which was paid 50% in cash, 38% in Bowater Common Stock, and 12% in Exchangeable Shares.

       - The price per share of Bowater's common stock and exchangeable shares was $48.6636.

       - The currency conversion rates for the cash and stock portions applicable to the Avenor acquisition were C$1.4719 to US$1 and C$1.4920 to US$1, respectively.

       -   Dryden was sold for $520 million in cash.

                             BOWATER INCORPORATED

          Notes to Pro Forma Condensed Combined Financial Statements


2.     Conversion of Avenor's Historical Financial Statements

       The pro forma condensed combined financial statements are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Thus, the Avenor statements of operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 were converted from C$ to US$ using an average exchange rate for each period (US$.7219 per C$1 and US$.6955 per C$, respectively). The balance sheet of Avenor was converted from C$ to US$ using the exchange rate effective on the balance sheet date (US$.6817 per C$1). Certain adjustments were necessary to convert Avenor's historical financial statements, which were prepared in accordance with Canadian GAAP, to U.S. GAAP. No adjustments were made to restate Avenor's results to U.S. dollar functional currency. The pro forma combined financial statements were prepared using the historical accounting policies of both Avenor and Bowater, as applicable. The material adjustments are summarized below.


                                                              Canadian          Canadian          U.S.
                                                                GAAP              GAAP            GAAP
                                                                 C$                US$             US$
                                                                 -                 --              ---
     As of June 30, 1998:
       ASSETS
          Cash and equivalents (A)                         $    160.8             109.6           108.9
          Accounts receivable, net (A)                          311.8             212.6           207.7
          Inventories (A)                                       191.5             130.5           130.5
          Other current assets (A)                                7.3               5.0             2.4
                                                           ----------           -------         -------
          Total current assets                                  671.4             457.7           449.5
          Timber and timberlands, net                            27.2              18.5            18.5
          Fixed assets, net (A)                               1,827.6           1,245.9         1,155.8
          Investment in subsidiary (A)                             --                --            20.7
          Deferred tax asset (B-D) (G-J)                           --                --            14.5
          Other assets (B) (G) (J)                              185.3             126.3            61.4
                                                           ----------           -------         -------
          Total assets                                     $  2,711.5           1,848.4         1,720.4
                                                           ==========           =======         =======

       LIABILITIES AND STOCKHOLDERS' EQUITY
          Short-term borrowings                            $     30.3              20.7            20.7
          Current installments of long-term debt (A)             20.4              13.9             5.6
          Accounts payable and accrued liabilities (A)          243.8             166.2           162.0
          Other current liabilities                               8.4               5.7             5.7
                                                           ----------           -------         -------
          Total current liabilities                             302.9             206.5           194.0
          Long-term debt (A) (K)                              1,077.2             734.3           748.9
          Other long-term liabilities (C-D) (J)                  32.9              22.4           160.1
          Deferred income taxes (B-D) (G-J)                     165.9             113.1            42.9
          Minority interests                                     34.1              23.2            23.2
          Common stock (H)                                      993.7             677.4           595.4
          Additional paid-in capital                            502.4             342.5           342.5
          Retained earnings (B-K)                              (397.6)           (271.0)         (386.6)
                                                           ----------           -------         -------
          Total liabilities and stockholders' equity       $  2,711.5           1,848.4         1,720.4
                                                           ==========           =======         =======

                             BOWATER INCORPORATED

          Notes to Pro Forma Condensed Combined Financial Statements


2.     Conversion of Avenor's Historical Financial Statements, Continued


                                                              Canadian          Canadian          U.S.
                                                                GAAP              GAAP            GAAP
                                                                 C$                US$             US$
                                                                 --                ---             ---
       For the year ended December 31, 1997:
          Net sales (A)                                    $  1,991.7           1,437.8         1,385.3
          Cost of sales (A) (D) (G)                           1,634.2           1,179.7         1,147.3
          Depreciation, amortization and cost of
              timber harvested (A)                              181.1             130.8           123.3
          Restructuring charges                                 287.8             207.8           207.8
                                                           ----------           -------         -------
          GROSS LOSS                                           (111.4)            (80.5)          (93.1)
          Selling and administrative                             77.8              56.1            56.1
                                                           ----------           -------         -------
          OPERATING LOSS                                       (189.2)           (136.6)         (149.2)
          Other expense (income):
          Interest expense, net (A) (H)                         125.2              90.4            90.4
          Gain on sales of assets (E)                          (186.2)           (134.4)         (146.0)
          Loss on early extinguishment of debt (F)               45.3              32.7              --
          Equity interest in unconsolidated subsidiary (A)        --                 --             1.4
          Other expense (income) (B-C)                           40.8              29.5            88.2
                                                           ----------           -------         -------
          LOSS BEFORE TAXES AND MINORITY INTEREST              (214.3)           (154.8)         (183.2)
          Income tax benefit (I)                                 (5.1)             (3.7)          (31.3)
          Minority interests                                      3.3               2.4             2.4
                                                           ----------           -------         -------
          LOSS BEFORE EXTRAORDINARY CHARGES                $   (212.5)           (153.5)         (154.3)
                                                           ==========           =======         =======
       For the six months ended June 30, 1998:
          Net sales (A)                                    $    901.6             627.1           601.1
          Cost of sales (A) (D) (G)                             676.0             470.2           451.7
          Depreciation, amortization and cost of
              timber harvested (A)                               74.6              51.9            48.1
          Restructuring charges                                    --                --              --
                                                           ----------           -------         -------
          GROSS PROFIT                                          151.0             105.0           101.3

          Selling and administrative                             22.4              15.6            15.3
                                                           ----------           -------         -------
          OPERATING INCOME                                      128.6              89.4            86.0
          Other expense (income):
          Interest expense, net (A) (H)                          50.1              34.8            35.0
          Equity interest in unconsolidated subsidiary (A)         --                --            (1.9)
          Other expense (income) (B-C)                           (8.4)             (5.8)           39.6
                                                           ----------           -------         -------
          INCOME BEFORE TAXES AND MINORITY INTEREST              86.9              60.4            13.3
          Income tax expense (I)                                 35.3              24.6            12.0
          Minority interests                                     (0.6)             (0.4)           (0.4)
                                                           ----------           -------         -------
          Income before extraordinary charges              $     52.2              36.2             1.7
                                                           ==========           =======         =======

                             BOWATER INCORPORATED

           Notes to Pro Forma Condensed Combined Financial Statements


       (A) Under Canadian GAAP, Avenor's 40 percent interest in Ponderay Newsprint Company was recorded using the proportional method of consolidation. Under U.S. GAAP, this investment is recorded using the equity method of accounting.

       (B) Under Canadian GAAP, unrealized exchange gains and losses arising from the translation of long-term debt denominated in foreign currencies were deferred and amortized over the remaining life of the related debt. Under U.S. GAAP, such exchange gains and losses would have been included in earnings in the period in which they arose and consequently, no amount would have been deferred in the consolidated balance sheet under the item "Other Assets".

       (C) Canadian GAAP requires gains and losses on forward exchange and range forward contracts which hedge anticipated future sales to be included in earnings in the same period the sale is recognized. Under U.S. GAAP, such gains and losses would have been included in earnings in the period in which they arose.

        (D) Under Canadian GAAP, costs of providing life insurance and health care benefits to substantially all employees after retirement were recognized as paid. Costs of providing benefits to former or inactive employees after employment but before retirement were also recognized as paid under Canadian GAAP. Under U.S. GAAP, these costs would have been accrued during the employees' years of active service.

       (E) A permanent difference existing under Canadian GAAP would have been treated as a temporary difference under U.S. GAAP, thereby creating a deferred tax liability in the books of the subsidiary that was sold. As a result, net assets of the subsidiary at the date of sale would have been lower, and consequently, the gain recorded on the sale would have been higher under U.S. GAAP. In addition, as a result of the sale, postretirement obligations previously recognized under U.S. GAAP were settled, thereby increasing the gain from sale which would have been recognized under U.S. GAAP.

       (F) The cost of early redemption of long-term debt was included in earnings (loss) before taxes and non-controlling interest in accordance with Canadian GAAP. Under U.S. GAAP, it would have been presented as an extraordinary item, net of taxes.

       (G) Under Canadian GAAP, certain start-up costs were deferred and amortized. Under U.S. GAAP, such costs would have been included in net earnings as incurred.

                              BOWATER INCORPORATED

           Notes to Pro Forma Condensed Combined Financial Statements


2.     Conversion of Avenor's Historical Financial Statements, Continued

       (H) Under Canadian GAAP, the equity element of the convertible debentures was increased over the term of the debenture through periodic charges to retained earnings (deficit) of the difference between the principal amount and the initial carrying amount. The discount related to the liability element of the convertible debentures was charged to net earnings. Under U.S. GAAP, since no separate presentation of equity element of the convertible debentures would have been made, interest would have been accrued and charged to net earnings (loss) in accordance with the terms of the debentures.

       (I) For Canadian GAAP reporting purposes, income taxes were provided on the deferral method basis, whereas for U.S. GAAP deferred tax assets and liabilities would have been recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted rates. In addition, under U.S. GAAP, a valuation allowance must be established for deferred tax assets when it is more likely than not that they will not be realized.

       (J) Accounting for pension costs under U.S. GAAP differs from Canadian GAAP principally with respect to the choice of the discount rate used to calculate the projected benefit obligation and to the valuation of assets and related effects on pension expense.
              There was no significant difference in pension expense for 1997 or the six-months ended June 30, 1998. In addition, under U.S. GAAP, Avenor would have recorded an additional minimum liability for underfunded plans representing the excess of the accumulated benefit obligation over the pension plan assets, less the pension liability already recognized and the net unamortized prior service cost. Under U.S. GAAP, the additional minimum liability at December 31, 1997 of $24.0 million would be reported and offset by an intangible asset of $23.5 million and a reduction of shareholders' equity of $0.3 million, net of a tax benefit of $0.1 million. These amounts did not materially change as of June 30, 1998.

       (K) Canadian GAAP requires the separate presentation on the balance sheet of the liability and equity elements of convertible debentures. U.S. GAAP does not permit the separate presentation of the convertible debentures which must be classified as debt.

                             BOWATER INCORPORATED

          Notes to Pro Forma Condensed Combined Financial Statements


       (L) The following are the significant presentation differences between Canadian GAAP and U.S. GAAP.


                      Canadian                                              U.S.
                        GAAP                                                GAAP
                        ----                                                ----
          1)  "Amortization"                                 "Depreciation, amortization and cost of
                                                             timber harvested"

          2)  "Unusual items" included after                 "Restructuring/impairment charges" included
              gross profit, but before                       in calculation of gross profit
              operating earnings (loss)

          3)  "Loss on early repayment of                    "Extraordinary item" not included on pro
              long-term debt" included after                 forma presentation of income (loss) before
              operating earnings (loss), but                 extraordinary charges.
              before earnings (loss) before
              taxes and non-controlling
              interests.

          4)  "Costs related to an unrealized                "Other expense"
              acquisition project"

          5)  "Non-controlling interest"                     "Minority interests in net income of
                                                             subsidiaries"

                             BOWATER INCORPORATED

          Notes to Pro Forma Condensed Combined Financial Statements


3.     Purchase Price Allocation

       The purchase price to Avenor shareholders of $1,575.2 million was calculated as follows:

                                                                                                (in millions of US$)
                                                                                                 ------------------
           Cash from cash and cash equivalents                                                    $        168.0
           Proceeds from $1 billion short-term credit facility                                             625.0
           Issuance of 12.3 million Bowater shares at $48.6636 per share                                   598.6
           Issuance of 3.8 million shares exchangeable into Bowater shares
                at US$48.6636 per share                                                                    183.6
                                                                                                  --------------
                                                                                                  $      1,575.2
                                                                                                  ==============

       The purchase price to Avenor shareholders, plus transaction costs, the excess of fair value of liabilities assumed over the historical book value, and the deferred tax effect of applying purchase accounting at June 30, 1998, over the historical net assets of Avenor was calculated as follows:

                                                                                                 (in millions of US$)
                                                                                                  ------------------
           Purchase price to Avenor shareholders                                                  $      1,575.2
           Estimated transaction costs                                                                      30.0
           Excess of fair value of long-term debt assumed over historical value                            150.0
           Excess of fair value of convertible debt over historical value                                   50.0
           Deferred tax effect of applying purchase accounting                                             175.6
           Less historical net assets                                                                     (551.3)
                                                                                                  --------------
                                                                                                  $      1,429.5
                                                                                                  ==============

       The excess purchase price was allocated as follows:

                                                                                                (in millions of US$)
                                                                                                 ------------------
           Timber and timberlands                                                                 $         75.0
           Assets held for sale                                                                            162.4
           Fixed assets                                                                                    424.7
           Goodwill                                                                                        767.4
                                                                                                  --------------
                                                                                                  $      1,429.5
                                                                                                  ==============

       As described in Footnote 6, the excess purchase price will be depreciated/amortized over various time periods and will be offset by the amortization of the debt premium and deferred tax benefits.

                             BOWATER INCORPORATED

           Notes to Pro Forma Condensed Combined Financial Statements


4.     Sale of Dryden, Ontario Mill

       Upon acquisition, the Dryden, Ontario mill was held for sale and Dryden's assets, net of liabilities assumed, of approximately $357.6 million, were reclassified as assets held for sale. Excess purchase price in the acquisition was allocated in part to Dryden, increasing the value of the assets by $162.4 million.

       Bowater sold the assets of Avenor's Dryden, Ontario mill for $520.0 million. The effect of Dryden's earnings were eliminated from the statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

5.     Income Tax Adjustments

       The increase in deferred tax liabilities of $175.6 million relates to the tax effect of the increase to fair market value of assets acquired and liabilities assumed.

6.     Depreciation, Amortization and Reduction of Deferred Tax Liability

       Additional depreciation on the increase in fair market value of fixed assets has been calculated on a straight-line basis over 20 years. Additional amortization on the increase in goodwill has been calculated on a straight-line basis over 40 years. The pro forma adjustment to depreciation and amortization was $44.2 million in 1997 and $22.1 million for the six months ended June 30, 1998. The increase in fair market value of debt assumed will be amortized using the interest method over the remaining life of the debt. The pro forma adjustment to reduce interest expense was $12.6 million for 1997 and $6.3 million for the six months ended June 30, 1998. A deferred tax benefit of $3.1 million and $1.6 million resulted from the above charges in 1997 and for the six months ended June 30, 1998, respectively.

       These purchase accounting adjustments resulted in an after-tax charge to the 1997 statement of operations of $28.5 million. The after-tax charges anticipated for years 1998, 1999, and 2000 are $28.1 million, $27.6 million, and $27.2 million, respectively. The aggregate amount of amortization and depreciation less the interest expense reduction and deferred tax benefits for years 1997 through 2036 is anticipated to be approximately $1,022.8 million.

7.     Interest Costs

       Although the Company initially borrowed $625.0 million from its short-term credit facility, it is assumed to have been repaid in part with proceeds from the Dryden sale. Interest expense therefore increased $6.3 million for 1997 and $3.2 million for the six months ended June 30, 1998, based on a calculation of 6.0% on $105 million borrowed. In addition, pro forma interest income has been reduced to reflect the use of $168 million of cash as part of the purchase consideration. Rates commensurate with the Company's earnings on marketable securities result in adjustments of $7.2 million for 1997 and $4.4 million for the six months ended June 30, 1998. The tax effect of reducing interest income and increasing interest expense provides a benefit of $5.1 million for 1997 and $2.9 million for the six months ended June 30, 1998.

                             BOWATER INCORPORATED

           Notes to Pro Forma Condensed Combined Financial Statements



8.     Antidilution

       In order to present no dilution in loss per share for 1997, diluted shares outstanding were adjusted to basic shares outstanding and were not adjusted to reflect the conversion of the C$125.5 million principal amount of 7.5% Convertible Debentures of Avenor.

       In order to present no dilution in income per share in 1998, diluted shares outstanding were not adjusted to reflect the conversion of the C$125.5 million principal amount of 7.5% Convertible Debentures of Avenor.

9.     Preferred Dividends

       Income (loss) before extraordinary charges was reduced by $2.9 million for 1997 and $1.1 million for the six months ended June 30, 1998, for Bowater preferred stock dividends in calculating basic and diluted income (loss) before extraordinary charges per share for Bowater historical and pro forma combined amounts.